FORM 8-K                                                  Page 1 of 2






                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549




                              FORM 8-K


                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE

                   SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    April 27, 2000


                    Matlack Systems, Inc.
       (Exact name of registrant as specified in its charter)




  Delaware                        1-10105              51-0310173
(State or other jurisdiction  (Commission           (IRS Employer
     of incorporation)        File number)         Identification No.)



          One Rollins Plaza, Wilmington, Delaware   19803
     (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code   (302) 426-2700

FORM 8-K                                                  Page 2 of 2

Item 5.   Other Events.

     Following is the text of a press release issued by the Company on May 1, 2000:

     "Matlack Systems, Inc.(the Company) (NYSE: Symbol - MLK) today elected William L. Medford, Jr., M.D., F.A.C.S. to the Board of
Directors.

     Dr. Medford, 58, a resident of Wilmington, Delaware, is a private physician specializing in Otolaryngology (ears, nose and throat) and Head and Neck surgery. He also has significant business experience including more than 30 years at Medford's Inc., a $40 million meat processing and food distribution company. From 1986-1994, Dr. Medford served as Chairman of the Board and Chief Executive Officer of Medford's Inc. He also was a Director of the company from 1964 until it was sold in 1994.

     Dr. Medford received a Bachelor of Science degree from Lehigh University in Industrial Engineering and a Medical Doctorate degree from Jefferson Medical College. He served in the United States Army as a Major in the Medical Corps stationed in Ft. Knox, Kentucky."


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Matlack Systems, Inc.



DATE:  May 2, 2000            BY:
                                   Patrick J. Bagley
                                   Vice President-Finance and
                                   Treasurer